JANUS
100 FILLMORE STREET
DENVER, COLORADO 80206-4928
PH: 303-333-3863
www.janus.com



                                                                    Exhibit 8(s)

                            FORM OF LETTER AGREEMENT



________, 2002




Mr. Timothy Hudner
Janus Service Corporation
100 Fillmore Street
Denver, Colorado 80206

Dear Mr. Hudner:

Attached are revised Appendix A and Appendix B to the Transfer Agency Agreement dated as of September 27, 1995 (the "Agreement"), between Janus Investment Fund (the "Trust") and Janus Service Corporation ("JSC"). The revised Appendices will be effective as of ________, 2002. The purpose of the revisions is to add Janus Institutional Cash Reserves Fund as an additional portfolio of the Trust. Pursuant to Section 9 of the Agreement, the Fund hereby requests that JSC acknowledge its acceptance of the terms contained in each of the revised Appendices.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one copy to the Trust and retaining one copy for your records.

JANUS INVESTMENT FUND


By:
     -----------------------------------
     Kelley Abbott Howes
     Vice President

JANUS SERVICE CORPORATION


By:
     -----------------------------------
     Timothy Hudner
     President

Agreed to this _____ day of _____, 2002.


cc:  Bonnie Howe

                                                   Revised as of _________, 2002


                                   APPENDIX A

Janus Money Market Fund
Janus Government Money Market Fund
Janus Tax-Exempt Market Fund
Janus Institutional Cash Reserves Fund
Janus High-Yield Fund
Janus Olympus Fund
Janus Venture Fund
Janus Fund
Janus Twenty Fund
Janus Fund
Janus Mercury Fund
Janus Overseas Fund
Janus Worldwide Fund
Janus Growth and Income Fund
Janus Balanced Fund
Janus Flexible Income Fund
Janus Short-Term Bond Fund
Janus Federal Tax-Exempt Fund
Janus Core Equity Fund
Janus Special Situations Fund
Janus Global Life Sciences Fund
Janus Global Fund
Janus Strategic Value Fund
Janus Orion Fund
Janus Fund 2
Janus Value Fund

                                                  Revised as of __________, 2002

                                   APPENDIX B

I.    NON-MONEY MARKET PORTFOLIOS

Each non-money market portfolio of the Trust shall pay JSC for its transfer agency services a fee, calculated and payable for each day that this Agreement is in effect, of 1/365 of 0.16% of the daily closing net asset value of such portfolio, plus reasonable out-of-pocket expenses incurred in connection with JSC's services as transfer agent. In addition, each of the non-money market portfolios listed below shall pay a monthly fee at the annual rate of $4.00 per open shareholder account per year:

                               Janus Balanced Fund
                             Janus Core Equity Fund
                              Janus Enterprise Fund
                          Janus Federal Tax-Exempt Fund
                           Janus Flexible Income Fund
                                  Janus Fund 2
                             Janus Global Value Fund
                          Janus Growth and Income Fund
                              Janus High-Yield Fund
                               Janus Mercury Fund
                                Janus Orion Fund
                           Janus Short-Term Bond Fund
                          Janus Special Situations Fund
                           Janus Strategic Value Fund

All such fees shall be subject to reduction as set forth in section 5.c. of this Agreement. If an account is open on any day of a month, the per account fee (if applicable) shall be payable for that month.

II.   MONEY MARKET PORTFOLIOS

Notwithstanding the above, however, JSC agrees that it shall not look to the Funds or the Trust for compensation for its services provided under this Agreement to Janus Money Market Fund, Janus Government Money Market Fund, Janus Tax-Exempt Money Market Fund or Janus Institutional Cash Reserves Fund (collectively, the "Money Funds"). JSC shall be compensated for its services to the Money Funds entirely by Janus Capital Corporation, the administrator to the Money Funds, pursuant to an Administration Agreement between Janus Capital Corporation and each of the Money Funds.